Execution Version

FOURTH AMENDMENT
TO EQUIPMENT LEASE AGREEMENT
This FOURTH AMENDMENT, dated as of March 22, 2013 (this “Amendment”), to that certain Equipment Lease Agreement, dated as of June 24, 2010 (as amended through the date hereof, the “Equipment Lease Agreement”), between CHICOPEE, INC., a Delaware corporation (the “Lessee” or the “Company”), and GOSSAMER HOLDINGS, LLC, a Delaware limited liability company (the “Lessor”).

WITNESSETH:

WHEREAS, the Lessee and the Lessor have agreed to make certain amendments to the Equipment Lease Agreement on the terms and conditions contained herein;

NOW THEREFORE, the parties hereto hereby agree as follows:

1.Defined Terms.

Unless otherwise defined herein, terms defined in the Equipment Lease Agreement and used herein shall have the meanings given to them in the Equipment Lease Agreement.

2.    Amendments to Equipment Lease Agreement and Appendix I.

The Equipment Lease Agreement and Appendix I are hereby amended by:

(a)	deleting the definition of “First EBO Date” in its entirety and all references to such defined term (including without limitation references in Sections 3(b) and Exhibit No. 1).

(b)	deleting the definition of “First EBO Price” in its entirety and all references to such defined term (including without limitation references in Section 3(a), 3(b) and Exhibit No. 1).

(c)	changing the defined term “Second EBO Date” and all references thereto (including without limitation references in Sections 3(b), 19(d) and Exhibit No. 1) to “EBO Date”.

(d)	changing the defined term “Second EBO Price” and all references thereto (including without limitation references in Sections 3(a), 3(b), 19(d) and Exhibit No. 1) to “EBO Price”.

(e)	deleting Section 19(c) in its entirety and inserting in lieu thereof the following:

“(c) Intentionally Omitted.”

3.    Amendments to Appendix II.

Appendix II of the Equipment Lease Agreement is hereby amended by:

(a)	deleting the Total Leverage Ratio covenant in its entirety and inserting in lieu thereof the following:

“Total Leverage Ratio. The Total Leverage Ratio as of the end of any fiscal quarter of PGI for which financial statements are available shall not exceed (a) for the fiscal quarter ending April 2, 2011 and each fiscal quarter thereafter through the end of fiscal year 2013, 4.85 to 1.00, (b) from and after the end of fiscal year 2013 through the end of fiscal year 2014, 4.50 to 1.00, (c) from and after the end of fiscal year 2014 through the end of fiscal year 2015, 4.25 to 1.00, (d) from and after the end of fiscal year 2015 through the end of fiscal year 2016, 4.00 to 1.00 and (e) thereafter, 3.75 to 1.00.”

(b)	deleting the definition of “Total Debt” in its entirety and inserting in lieu thereof the following:

‘“Total Debt” means as of any date of determination, (x) the aggregate principal amount of all Indebtedness (including, without limitation, all letters of credit, but excluding for all purposes indebtedness attributable to the Site Lease), less (y) the total amount of unrestricted cash, in each case as listed on the balance sheet of PGI and its subsidiaries as of the most recent financial statement available and determined on a consolidated basis in accordance with generally accepted accounting principles.’

4.    Effectiveness.
This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which the Lessor shall have received (i) counterparts hereof duly executed by the Company and the Lessor and (ii) evidence that the Company has paid all costs and expenses pursuant to Section 5 hereto.
5.    Cost and Expenses.
The Company hereby shall pay Lessor for all reasonable and documented out-of-pocket expenses incurred by Lessor in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable and documented fees, charges and disbursements of attorneys for Lessor with respect thereto. The Company shall pay these expenses directly to Winston & Strawn LLP, Lessor’s legal counsel.
6.    Representations and Warranties.
The Lessee hereby represents and warrants that, on and as of the Amendment Effective Date, after giving effect to this Amendment:
(a)    The Lessee is in good standing under the laws of the state of its jurisdiction of incorporation.

(b)	The Lessee is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder.

(c)
The execution, delivery and performance by the Lessee of this Amendment do not and will not (i) require any consent or approval of any federal, state, local or municipal governmental authority or any other entity or person, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect or (ii)  (A) violate any judgment, order, law, regulation, or rule applicable to Lessee or any provision of Lessee’s charter or bylaws or (B) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance (other than Permitted Liens) upon the Operative Documents or any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreements or other material instrument (other than the Equipment Lease Agreement) to which the Lessee is a party.

(d)
This Amendment is the legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principals of equity.

(e)	No Default has occurred and is continuing; and

(f)
Each of the representations and warranties of the Lessee in the Equipment Lease Agreement is true and correct in all material respects, on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

7.    Continuing Effect.
Except as expressly amended hereby, the Equipment Lease Agreement shall continue to be and shall remain in full force and effect in accordance with its terms. From and after the date hereof, all references in the Equipment Lease Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall be to the Equipment Lease Agreement as amended hereby. This Amendment shall constitute an Operative Document for purposes of the Equipment Lease Agreement and the other Operative Documents.

8.    Counterparts.
This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
9.    Headings.
Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the constructions of, or to be taken into consideration in interpreting, this Amendment.
10.    GOVERNING LAW.
THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

CHICOPEE, INC.

By:    /s/ Dennis E. Norman
    Name: Dennis E. Norman
    Title: Chief Financial Officer

GOSSAMER HOLDINGS, LLC

BY: GENERAL ELECTRIC CREDIT CORPORATION OF TENNESSEE, its member

By:    /s/ Brian E. Miner________________
Name: Brian E. Miner
Title: Duly Authorized Signatory

BY: ING SPUNMELT HOLDINGS LLC, its member

By:    /s/ Jerry L. McDonald ____________
Name: Jerry L. McDonald
Title: Director